Exhibit 5.03 and 8.02


                         October 24, 1997


Entergy London Investments plc
639 Loyola Avenue
New Orleans, Louisiana 70113


Ladies and Gentlemen:

           We refer to the joint Registration Statement on Form S-1, including the exhibits thereto, filed with the Securities and Exchange Commission (the "Commission") on August 11, 1997 of Entergy London Investments plc (the "Company") and Entergy London Capital, L.P. (the "Partnership") as amended by Amendment No. 2 to such Registration Statement on Form S-1 filed on October 24, 1997 (as so amended, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) Preferred Securities (the "Preferred Securities") of the Partnership in an aggregate liquidation preference of $300,000,000 to be offered in an underwritten public offering; (ii) Junior Subordinated Debentures (the "Debentures") of the Company to be issued pursuant to the terms of an indenture from the Company to The Bank of New York, as trustee (the "Indenture"), to be issued and sold by the Company to the Partnership; and (iii) Guarantee of the Company with respect to the Preferred Securities (the "Guarantee") to be issued pursuant to the terms of a guarantee agreement between the Company and The Bank of New York, as trustee (the "Guarantee Agreement").

      We  are of the opinion that all action necessary to  make
valid  and  legal  the  proposed  issuance  and  sale  of   the
Debentures and the Guarantee of the Company will have been taken when:

     (a) the Company's and the Partnership's joint Registration Statement, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and the Indenture and the Guarantee Agreement shall have been qualified under the Trust Indenture Act of 1939, as amended;

     (b) an appropriate order or orders shall have been issued by the Commission under the Public Utility Holding Company Act of 1935, as amended, with respect to the related Application-Declaration on Form U-1 (File No. 70-9081), as amended and as it may be further amended, authorizing the issuance and sale of the Debentures and the Guarantee;

     (c) appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the consummation of the issuance and sale of the Debentures and the Guarantee;

     (d) the proposed Indenture and the Guarantee Agreement shall have been appropriately executed and delivered;

     (e) the specific terms of the Debentures and the Guarantee shall have been determined by supplemental indenture, board resolution or officer's certificate; and

     (f) the Debentures and the Guarantee shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

     We are further of the opinion that when the foregoing steps have been taken, the Debentures and the Guarantee will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, in each case, except as limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and general equitable principles. This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Debentures and Guarantee by the underwriters.

          We are members of the New York Bar and do not hold ourselves out as experts on the laws of any other state or country. As to all matters of English law, we have relied upon an opinion of even date addressed to you by Linklaters & Paines, special United Kingdom counsel to the Company. We consent to the reliance of Linklaters & Paines upon our opinion insofar as it relates to matters of New York law.

          We confirm our opinion as set forth under the caption
"Certain Income Tax Considerations - US Income Tax
Considerations" in the Prospectus constituting a part of the joint Registration Statement.

          We hereby consent to the use of this opinion as an exhibit to the joint Registration Statement, as it may be amended, and consent to such references to our firm as may be made in the joint Registration Statement and in the Prospectus constituting a part thereof.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        REID & PRIEST LLP